UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in its Current Report on Form 8-K filed October 23, 2020, Plus Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC (the “Agent”) on October 23, 2020, pursuant to which, the Company may issue and sell, from time to time, shares of its common stock having an aggregate offering price of up to $10,000,000 (the “Shares”), depending on market demand, with the Agent acting as an agent for sales. Sales of the Shares may be made by any method permitted by law in transactions deemed to be an “at-the-market” offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the NASDAQ Capital Market. The Company has no obligation to sell any of the Shares. The Company may instruct the Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time and the Company may at any time suspend sales pursuant to the Distribution Agreement. The offering will terminate upon the earlier of (1) the issuance and sale of all shares of the Company’s common stock subject to the Distribution Agreement, or (2) the termination of the Distribution Agreement as permitted therein, including by either party at any time without liability of any party.

Any sales of Shares under the Distribution Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-249410), including the related prospectus, filed with the Securities and Exchange Commission on October 9, 2020 and declared effective on October 19, 2020, as supplemented by the prospectus supplement dated October 23, 2020 and the prospectus supplement dated February 23, 2021. The aggregate market value of Shares eligible for sale in the offering and under the Distribution Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The prospectus supplement dated October 23, 2020 related to Shares having an aggregate offering price of up to $4,960,000. The prospectus supplement dated February 23, 2021 relates to Shares having an aggregate offering price of up to $5,040,000. The Company intends to use the net proceeds from this offering for general corporate purposes and for working capital.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, which is filed as Exhibit 1.1 to this report and is incorporated herein by reference. A copy of the legal opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this report and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of any Shares, in any jurisdiction in which it is unlawful to make the offer, solicitation or sale.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Distribution Agreement, dated October 23, 2020, by and among Plus Therapeutics, Inc. and Canaccord Genuity LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed October 23, 2020).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2021

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer